Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

CIENA CORPORATION 8.0% CONVERTIBLE SENIOR SECURED NOTES DUE 2019

CUSIP Number 23247W AA2

CUSIP Number 23247W AB0

Pursuant to Notice to Holders of Ciena Corporation 8.0% Convertible Senior Secured Notes Due

2019 of Fundamental Change Purchase Right

dated August 21, 2015

(as the same may be amended or supplemented from time to time, the “Notice”)

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE NOTICE, THE FUNDAMENTAL CHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 18, 2015 (SUCH DATE AND TIME, THE “FUNDAMENTAL CHANGE EXPIRATION TIME”). A FUNDAMENTAL CHANGE PURCHASE NOTICE MAY BE WITHDRAWN IF THE HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN THE FUNDAMENTAL CHANGE EXPIRATION TIME.

HOLDERS THAT SURRENDER NOTES THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A WRITTEN NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE WITHDRAWAL PROCEDURES OF DTC NO LATER THAN THE FUNDAMENTAL CHANGE EXPIRATION TIME.

The Paying Agent is:

U.S. Bank National Association

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
U.S. Bank National Association Corporate Trust Services Specialized Finance 111 Fillmore Ave E EP-MN-WS2N St. Paul, MN 55107	U.S. Bank National Association Corporate Trust Services Specialized Finance 111 Fillmore Ave E EP-MN-WS2N St. Paul, MN 55107	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue 1st Floor – Bond Drop Window St. Paul, MN 55107

For Information or Confirmation by:

Facsimile Transmission:

651-466-7367

Email:

cts.specfinance@usbank.com

Phone Number:

651-466-6783

Please refer to the CUSIP Number when making inquiries.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Notice, which Notice relates to the offer by Ciena Corporation (the “Company”) to repurchase from Holders its 8.0% Convertible Senior Secured Notes Due 2019 (the “Notes”) for a repurchase price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, September 21, 2015 (the “Fundamental Change Purchase Date”), subject to the terms and conditions of the Indenture, the Notes and related offer materials, as amended and supplemented from time to time (the “Fundamental Change Offer”).

This Notice of Withdrawal is to be completed by Holders of Notes in certificated form who have previously delivered to the Paying Agent a Fundamental Change Purchase Notice and written Letter of Transmittal and who desire to withdraw the surrender of their Notes in the Fundamental Change Offer. This Notice of Withdrawal need not be completed by Holders who are DTC participants, which Holders must deliver a valid withdrawal request through DTC’s Automated Tender Offer Program (“ATOP”) at or prior to the Fundamental Change Expiration Time in order to withdraw the surrender of their Notes. Holders who are not DTC participants and whose Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee must contact the nominee and instruct the nominee to withdraw the Notes on the Holder’s behalf through ATOP, subject to the terms and procedures of that system, at or prior to the Fundamental Change Expiration Time.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s Fundamental Change Purchase Notice and surrender to the Paying Agent of the Notes, which Fundamental Change Purchase Notice and Notes were delivered pursuant to the Fundamental Change Offer.

The undersigned understands that the withdrawal of the Fundamental Change Purchase Notice and the Notes previously surrendered in this Fundamental Change Offer, effected by this Notice of Withdrawal, may not be rescinded and that the Notes will no longer be deemed identified for surrender for repurchase for purposes of the undersigned’s Fundamental Change Purchase Notice. Such withdrawn Notes may be reidentified for surrender only by following the procedures for surrendering set forth in the Fundamental Change Offer.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Number(s)	Aggregate Original Principal Amount Represented	Aggregate Original Principal Amount Being Withdrawn *, **	Aggregate Original Principal Amount Which Remains Subject to Fundamental Change Purchase Notice

TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN:

 *    Amount must be in integral multiples of $1,000.

**  Unless otherwise indicated and subject to the terms and conditions of the Fundamental Change Offer, a Holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Original Principal Amount Represented.”

METHOD OF DELIVERY

☐	Check here if Fundamental Change Purchase Notice was physically delivered to the Paying Agent.

☐	Check here if Notes were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Printed Name of Surrendering Institution:

Address (Including Zip Code):

Area Code and Telephone Number:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered Holder(s) of Notes exactly as his/her (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered Holder(s) of the Notes, then the registered Holder(s) must sign a valid power of attorney.

Signature(s) of Holder(s) or Authorized Signatory:

Printed Name(s):

Date:

Capacity:

Address (Including Zip Code):

Area Code and Telephone Number:

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

The signature appearing above must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15(a)(2) under the Securities Exchange Act of 1934, as amended) (an “Eligible Guarantor Institution”) unless (i) the signature above is of the registered Holder(s) of the surrendered Notes or (ii) the Notes were surrendered for purchase by the Company for the account of an Eligible Guarantor Institution.

Authorized Signature:

Printed Name:

Tile:

Name of Eligible Institution Guaranteeing Signatures:

Address of Eligible Institution (Including Zip Code):

Area Code and Telephone Number:

Date:                     , 2015